Exhibit 10.3

PROMISSORY NOTE

NOTE 7

THIS NOTE IS NOT SECURED BY FLORIDA REAL ESTATE AND PURSUANT TO §201.08 (1)(a), FLORIDA STATUTES (2019) DOCUMENTARY STAMP TAX LIABILITY IS LIMITED TO $2,450.00, WHICH HAS BEEN PAID UPON THIS NOTE.

$5,500,000.00	Payable at Naples, Florida
Effective November ____, 2019

FOR VALUE RECEIVED, the undersigned, INNOVATIVE FOOD PROPERTIES, LLC, a Delaware limited liability company (“Borrower”), promises to pay in lawful money of the United States of America to FIFTH THIRD BANK, NATIONAL ASSOCIATION (“Lender”) or other holder of this Note, at 999 Vanderbilt Beach Road, 7th Floor, Naples, Florida 34108, or such other place as Lender may direct in writing, the principal sum of FIVE MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($5,500,000.00), or such lesser amount as may be outstanding pursuant to the Loan Agreement dated November 26, 2013, as amended and restated from time to time (collectively, “Loan Agreement”), together with all accrued and unpaid interest thereon. Capitalized terms not otherwise defined in this Note shall have the definitions ascribed to them under the Loan Agreement.

A. The principal sum outstanding shall bear interest at a floating rate per annum equal to 2.750% plus the LIBOR Rate. The “LIBOR Rate” is, as of any date of determination in accordance with this Note, the rate of interest rounded upwards (the “Rounding Adjustment”), if necessary, to the next 1/8 of 1% (and adjusted for reserves if Lender is required to maintain reserves with respect to relevant advances) fixed by ICE Benchmark Administration Limited (or any successor thereto, or replacement thereof, approved by Lender, each an “Alternate LIBOR Source”) at approximately 11:00 a.m., London, England time (or the relevant time established by ICE Benchmark Administration Limited, an Alternate LIBOR Source, or Lender, as applicable), two Business Days prior to such date of determination, relating to quotations for the one month London InterBank Offered Rates on U.S. Dollar deposits, as displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Lender, each an “Approved Bloomberg Successor”), or, if no longer displayed by Bloomberg LP (or any Approved Bloomberg Successor), such rate as shall be determined in good faith by Lender from such sources as it shall determine to be comparable to Bloomberg LP (or any Approved Bloomberg Successor), all as determined by Lender in accordance with this Note and Lender’s loan systems and procedures periodically in effect. Notwithstanding anything to the contrary contained herein, in no event shall the LIBOR Rate be less than 0% as of any date (the “LIBOR Rate Minimum”); provided that, at any time during which a Rate Management Agreement with Lender is then in effect with respect to all or a portion of the Obligations, the LIBOR Rate Minimum and the Rounding Adjustment shall all be disregarded and no longer of any force and effect with respect to such portion of the Obligations subject to such Rate Management Agreement. Each determination by Lender of the LIBOR Rate shall be binding and conclusive in the absence of manifest error. The LIBOR Rate shall be initially determined as of the date of the initial advance of funds to Borrower under this Note and shall be effective until the first Business Day of the month following the period commencing on the date of such initial advance (such first Business Day being the “First Adjustment Date”). The interest rate based upon the LIBOR Rate shall be adjusted automatically on the First Adjustment Date and on the first Business Day of each month thereafter (the “Adjustment Protocol”).

Fifth Third Bank

Promissory Note - Note 7 ($5,500,000.00)

Notwithstanding anything herein contained to the contrary, if Lender, by written or telephonic notice, notifies Borrower that:

(a)     any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, has made it unlawful for Lender to fund or maintain its funding in Eurodollars of any portion of any advance subject to the LIBOR Rate or otherwise give effect to Lender’s obligations as contemplated hereby, or

(b)     (i) LIBOR deposits for periods of one month are not readily available in the London Interbank Offered Rate Market, (ii) by reason of circumstances affecting such market or other economic conditions, adequate and reasonable methods do not exist for ascertaining the rate of interest applicable to such deposits, or (iii) the LIBOR Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of making or maintaining advances under this Note bearing interest with reference to the LIBOR Rate (including inaccurate or inadequate reflection of actual costs resulting from the calculation of rates by reporting sources), then, in any of such events: (A) Lender’s obligations in respect of the LIBOR Rate shall terminate forthwith, (B) the LIBOR Rate with respect to Lender shall forthwith cease to be in effect, (C) Borrowers’ right to utilize LIBOR Rate index pricing as set forth in this Note shall be terminated forthwith, and (D) amounts outstanding hereunder shall, on and after such date, bear interest at a rate per annum equal to: (1) 3.25% plus (2) the floating rate of interest established from time to time by Fifth Third Bank at its principal office as its “Prime Rate”, whether or not Fifth Third Bank shall at times lend to borrowers at lower rates of interest or, if there is no such Prime Rate, then such other rate as may be substituted by Fifth Third Bank for such Prime Rate. Each determination by Lender of the Prime Rate shall be binding and conclusive in the absence of manifest error. In the event of a change in the Prime Rate, the interest rate accruing hereunder based upon the Prime Rate shall be changed immediately with such change to be based upon such new Prime Rate.

Temporary Inability to Determine LIBOR: In the event, prior to commencement of any interest prior relating to the LIBOR Rate, Lender shall determine that: (a) deposits in dollars (in the applicable amounts) are not being offered to Lender in the London Interbank Offered Rate market for such interest period, (b) by reason of circumstances affecting the London Interbank Offered Rate Market adequate and reasonable methods do not exist for ascertaining the LIBOR Rate, (c) the LIBOR Rate as determined by Lender will not adequately and fairly reflect the cost to the Lenders of funding their LIBOR loans for such interest period, or (d) the making or funding of LIBOR loans become impracticable, then: (i) Lender shall promptly provide notice of such determination to Borrower (which shall be conclusive and binding on Borrower); (ii) any request for a LIBOR loan or for a conversion to or continuation of a LIBOR loan shall be automatically withdrawn and shall be deemed a request for a base rate loan; (iii) each LIBOR loan will automatically, on the last day of the then current interest period relating thereto, become a base rate loan; and (iv) the obligations of Lender to make LIBOR loans shall be suspended until Lender determines that the circumstances giving rise to such suspension no longer exist, in which event Lender shall so notify Borrower.

Permanent Inability to Determine LIBOR: In the event, Lender shall determine (which determination shall be deemed presumptively correct absent manifest error) that: (1) all of the circumstances enumerated above have arisen and are unlikely to be temporary; (2) a public statement or publication of information (A) by or on behalf of the administrator of LIBOR; or by

Fifth Third Bank

Promissory Note - Note 7 ($5,500,000.00)

the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR; in each case which states that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide LIBOR, (B) by the administrator of LIBOR that it has invoked or will invoke, permanently or indefinitely, its insufficient submissions policy, or (C) by the regulatory supervisor for the administrator of LIBOR or any Governmental Authority having jurisdiction over the Lender announcing that LIBOR is no longer representative or may no longer be used; (3) a LIBOR rate is not published by the administrator of LIBOR for five (5) consecutive Business Days, and such failure is not the result of a temporary moratorium, embargo or disruption declared by the administrator of LIBOR or by the regulatory supervisor for the administrator of LIBOR; or (4) a new index rate has become a widely-recognized replacement benchmark rate for LIBOR in newly originated loans denominated in dollars in the U.S. market; then Lender may, in consultation with Borrower, amend this Note as described below to replace LIBOR with an alternative benchmark rate, and to modify the applicable margins and make other related amendments, in each case giving due consideration to any evolving or then existing convention for similar US dollar denominated credit facilities, or any selection, endorsement or recommendation by a relevant governmental body with respect to such facilities. Lender shall provide notice to Borrower of an amendment of the Note to reflect the replacement index, adjusted margins and such other related amendments as may be appropriate, in the sole discretion of the Lender, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in the Note and the other Loan Documents, such amendment shall become effective without any further action or consent of any other party upon delivery of notice to Borrower. For the avoidance of doubt, following the date when a determination is made pursuant to the provisions hereinabove, and until a replacement index has been selected and implemented, all loans shall accrue interest at, and the interest rate shall be, the base rate. Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero (0), then at such times, such index shall be deemed to be zero (0) for purposes of this Note.

B. “The "LIBOR Interest Period" for each LIBOR Rate Loan is a period of one month, at Borrower’s election, which period shall commence on a Business Day selected by Borrower subject to the terms of this Note and shall be determined by Lender in accordance with this Note and Lender’s loan systems and procedures periodically in effect, including, without limitation, in accordance with the following terms and conditions, as applicable:

(a) In the case of immediately successive LIBOR Interest Periods with respect to a continued LIBOR Rate Loan, each successive LIBOR Interest Period shall commence on the day on which the immediately preceding LIBOR Interest Period expires, with interest for such day to be calculated based upon the LIBOR Rate in effect for the new LIBOR Interest Period;

(b)    If a LIBOR Interest Period would otherwise end on a day that is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day; provided that, if the next succeeding Business Day falls in a new month, such LIBOR Interest Period shall end on the immediately preceding Business Day; and

(c) If any LIBOR Interest Period begins on a Business Day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest

Fifth Third Bank

Promissory Note - Note 7 ($5,500,000.00)

Period, then the LIBOR Interest Period shall end on the last Business Day of the calendar month ending at the end of such LIBOR Interest Period.”

C. Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed and shall be payable in full with the entire outstanding principal amount on the Maturity Date.

D. Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate charged on the Obligations exceed the maximum rate of interest permitted under applicable state and/or federal usury law. Any payment of interest that would be deemed unlawful under applicable law for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under applicable law.

E. Borrower agrees to pay said principal, and all accrued and unpaid interest thereon as follows:

1. Beginning on December 1, 2019, and continuing on the 1st day of each succeeding month thereafter until the Maturity Date, Borrower shall pay all accrued interest.

2. Beginning on October 1, 2020, and continuing on the 1st day of each succeeding month thereafter until the Maturity Date, Borrower shall make monthly payments of principal sufficient to amortize the outstanding principal balance over twenty (20) years. A payment schedule shall be provided to Borrower by Lender at the time of conversion.

3. The entire principal balance and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date of September 2, 2025, unless sooner accelerated following a Default (as defined herein).

F. Borrower shall be in default under this Note (herein “Default”) upon the happening of any of the following events, circumstances or conditions; namely:

1. Default in the payment when due of any principal or interest under this Note.

2. Any other Event of Default under the Loan Agreement or other Loan Document, which continues beyond any applicable notice and cure period.

In the event of such Default, the entire amount of this Note shall become due and payable at the election of the holder and all such sums shall bear interest at the Default Rate as defined in the Loan Agreement. Failure to precipitate for Default shall not estop the right to assert for subsequent Defaults.

G. The use of the masculine pronoun herein shall include the feminine and neuter and also the plural. If any provision of this instrument shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

Fifth Third Bank

Promissory Note - Note 7 ($5,500,000.00)

H. If any payment is not paid within ten (10) days of the Due Date, undersigned agrees to pay to Lender a late payment fee as provided for in the Loan Agreement.

I. Interest not paid when due shall bear interest.

J. Should it become necessary to collect this Note through an attorney, all parties hereto, whether maker, endorser, surety or guarantor each severally agree to pay all costs of collecting this Note, including a reasonable attorney's fee, whether at trial, at any appellate level, or in any bankruptcy proceeding, whether collected by suit or otherwise. As used herein, attorney's fees shall include a separate award for paralegal or legal assistants’ fees.

K. Borrower waives presentment for payment, protest and notice of protest and non-payment of this Note, and consents that this Note or any part hereof may be extended without further notice.

L. Borrower waives its right to a jury trial of any claim or cause of action based upon or arising out of this Note, and/or the transactions contemplated by this Note, or any dealings between Borrower and Lender. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower acknowledges that this waiver is a material inducement to Lender to loan money to Borrower.

M. Any judgment rendered on this Note shall bear interest at the highest rate of interest permitted by applicable law.

N. This Note is not secured by Florida real property and pursuant to §201.08 of Florida Statutes documentary stamp taxes in the amount of $2,450.00 have been paid in connection with this Note.

BORROWER:

INNOVATIVE FOOD PROPERTIES, LLC,

a Delaware limited liability company

By:

Derrick Ayers, Controller

EIN: 84-3547968

Fifth Third Bank

Promissory Note - Note 7 ($5,500,000.00)